UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2009

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

39870 Eureka Drive, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2009, SMART Modular Technologies (WWH), Inc. (the "Company") announced that the board of directors, upon the recommendation of the nominating and corporate governance committee, appointed Kimberly E. Alexy as an independent director, effective September 1, 2009. Her appointment fills the vacancy created by Dipanjan Deb’s departure from the Company’s board of directors that had been reported in a Form 8-K filed on June 25, 2009. Ms. Alexy also has been appointed to serve on the audit committee.

There are no arrangements or understandings between Ms. Alexy and the Company or any other persons pursuant to which she was appointed as a director. There are no transactions or proposed transactions to which the Company was or is a party in which Ms. Alexy has a direct or indirect material interest. Ms. Alexy will be compensated as a director pursuant to the Company’s compensation policy for non-employee independent directors.

A copy of the Company’s press release, dated September 2, 2009, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1

Press release, dated September 2, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

September 2, 2009	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release - Appointment of Kimberly Alexy as Director